UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIXELPLUS CO., LTD.

(Exact Name of Registrant as Specified in Its Charter)

The Republic of Korea	Not Applicable
(State or Incorporation or Organization)	(I.R.S. Employer Identification Number)

5th Floor, Intellige I, KINS Tower 25-1 Jeongja-dong, Bundang-gu, Seongnam-si Gyeonggi-do 463-811, The Republic of Korea	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities	Act registration statement file number to which this form relates: Registration No. 333-130116

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value (Won) 500 per share

(Title of Class)

American Depositary Shares, as evidenced by American Depositary Receipts,

each representing one-half of a common share, par value (Won) 500 per share

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” and “Description of American Depositary Receipts” contained in the registrant’s registration statement on Form F-1, file number 333-130116 as filed with the Securities and Exchange Commission on December 5, 2005, as amended (the “Form F-1”), which information is hereby incorporated by reference.

Item 2: Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Form F-1 and are hereby incorporated by reference into this registration statement.

Exhibit Number	Description

1.	Articles of Incorporation of Pixelplus Co., Ltd. (English translation), incorporated by reference to Exhibit 3.1 to the Form F-1.

2.	Specimen common share certificate (English translation), incorporated by reference to Exhibit 4.1 to the Form F-1.

3.	Specimen American Depository Receipt, incorporated by reference to Exhibit 4.2 to the Form F-1.

4.	Form of Deposit Agreement among Pixelplus Co., Ltd., JPMorgan Chase Bank, N.A., as depositary and holders of American Depositary Receipts, incorporated by reference to Exhibit 4.3 to the Form F-1.

5.	Termination Agreement, dated November 28, 2005, by and among JATF, MIC, Korea Venture Fund, certain common shareholders and the Registrant, incorporated by reference to Exhibit 10.3 to the Form F-1.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIXELPLUS CO., LTD.

By:	/s/ Seo Kyu Lee
	Name:	Seo Kyu Lee
	Title:	President and Chief Executive Officer

Date: December 5, 2005

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